Exhibit 3.65

CERTIFICATE OF INCORPORATION

OF

TRANSFORMER TECHNOLOGY CORPORATION

Under Section 402 of the Business Corporation Law

The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST:        The name of the corporation is TRANSFORMER TECHNOLOGY CORPORATION.

SECOND:    The corporation is formed for the following purpose or purposes:

To manufacture, purchase, assemble, import, sell, lease, install, service, export and otherwise deal in transformers, transducers and other electrical equipment, machinery and components, and

(a)    To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign license arrangements, options, franchises and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-product thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

(b)    To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

(c)    To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(i)     inventions, devices, formulae, processes and any improvements and modifications thereof;

(ii)    letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(iii)    franchises, licenses, grants and concessions.

(d)    To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

THIRD:    The office of the corporation is to be located in the Town of Brookhaven, county of Suffolk, State of New York.

FOURTH:    The aggregate number of shares which the corporation shall have authority to issue is five hundred (500), all of which are of a par value of one dollar ($1.00) each, and all of which are of the same class.

FIFTH:        The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o The Prentice-Hall Corporation System, Inc., 521 Fifth Avenue, New York, New York 10017.

SIXTH:        The duration of the corporation is to be perpetual.

SEVENTH:    Any action required or permitted to be taken by the Board of Directors of the corporation or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action.

Any one or more members of the Board of Directors of the corporation or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

EIGHTH:    Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business corporation Law.

NINTH:    The accounting period which the corporation intends to establish as its first calendar or fiscal year for reporting the Franchise Tax on business corporations imposed by Article 9-A of the Tax Law of the State of New York is from the date of its incorporation through December 31. 1977.

Subscribed and affirmed by me as true under the penalties of perjury on October 13, 1977.

/s/ Frances A. Wrigley
Frances A. Wrigley, Incorporator
521 Fifth Avenue
New York, New York    10017

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

TRANSFORMER TECHNOLOGY CORPORATION

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

We the undersigned, the Vice President and the Secretary of Transformer Technology Corporation, hereby certify:

FIRST:     The name of the corporation is TRANSFORMER TECHNOLOGY CORPORATION.

SECOND:    The certificate of incorporation of the corporation was filed by the Department of State, Albany 11 New York on October 24, 1977.

THIRD:    Paragraph FIRST of the Certificate of Incorporation which sets forth the corporate name is amended to read as follows:

“FIRST:    The name of the corporation is BETA TRANSFORMER TECHNOLOGY CORPORATION."

FOURTH:     The foregoing amendment of the Certificate of Incorporation of the corporation was authorized by the unanimous written consent of the holders of all the outstanding shares of the corporation entitled to vote thereon.

IN WITNESS WHEREOF, the underside have signed this certificate the 18th day of November 1977.

/s/ Elanor Hesler            Elanor Hesler            Vice President
Signature                Name

/s/ Doris B. Carlisle            Doris B. Carlisle        Secretary
Signature                Name